Exhibit 99.2

April 16, 2021

Fellow Shareholders,

Transparency lies at the heart of effective communication and trust. At LifeMD, we believe in practicing full transparency among our team members and with our patients, our doctors and you, our shareholders. With that in mind, Stefan and I wanted to address the “note” about LifeMD recently published by an anonymous short-seller, under the name “Culper Research,” which contains numerous errors, distortions, and outright misstatements of fact. The irony of reckless authors purporting to prove concealment while concealing their own identities speaks for itself.

Our History – LifeMD has been repeatedly vetted by outside experts.

LifeMD began as a startup. After producing rapid growth, we met some of the world’s most sophisticated institutions and advisors, who conducted countless hours of due diligence before investing in the Company. We welcomed scrutiny from well-respected institutional investors, elite law firms, and seasoned auditors and from our current, Top 50 accounting firm, Friedman LLP. These consistent vettings – combined with the exceptional composition of our Board of Directors – demonstrate the long-term value we are committed to building for shareholders.

Our Physicians – Our physicians are fully licensed to dispense all prescription medications offered by LifeMD.

The anonymous “note” contains multiple falsehoods about our licensing and prescription practices. The facts: LifeMD has never allowed an unlicensed physician to perform a telehealth consult for any of its brands, and RexMD does not provide an OTC offering for erectile dysfunction (ED).

Our physician network consists of licensed providers and doctors who are board certified to treat patients and dispense prescription medications. We take the utmost care in creating an environment that fosters the highest standard of care for our patients. All physicians prescribing medications for our brands are regularly monitored for good standing by LegitScript, a third-party company that largely governs compliance for critical industries such as telehealth.

We hold our medical providers to the highest standards of licensure and conduct. Since our inception, we have twice identified physicians working for third-party medical groups who had regulatory issues. Because of our rigorous standards, we immediately removed the two doctors from our platform. We currently work with some 87 physicians, all licensed to prescribe in every state where they treat patients.

With regard to Dr. Badii, mentioned in the short-seller’s note, when the RexMD brand originally launched, Dr. Badii was providing consults for RexMD through a third-party physician network. When we learned of his regulatory issues, we immediately barred him from RexMD’s physician network, though he remained licensed to prescribe ED medication.

Culper Research’s use of the DEA’s notice of the revocation of Dr. Badii’s DEA registration on March 31, 2021 as supposed proof of his inability to prescribe medication for RexMD patients shows that this short-seller is poorly informed. None of the medications provided on RexMD are considered controlled substances, and Dr. Badii never prescribed controlled substances as a physician for LifeMD’s brands. Nevertheless, we have implemented more stringent oversight policies.

Feel free to peruse these linked documents regarding Dr. Badii’s licenses and ability to perform consultations in these respective states.

○	Dr. Badii, NY license: Link
○	Dr. Badii, Indiana License: Link (enter License #: 01076026A)
○	Dr. Badii MI License: Link
○	Dr. Badii, CA License: Link

Regarding Dr. Joshua Kalter, he is licensed in Massachusetts and actively treats Rex MD patients. The state (California) listed under Joshua Kalter on the archived page resulted from an error by one of our web developers. We corrected the mistake as soon as we learned of it, and we take full responsibility for it. We apologize for this oversight in quality control.

Nevertheless, we would point out that all consultations performed by Dr. Kalter were for Rex MD patients in Massachusetts. And while Dr. Kalter did not perform a single consult for a California resident, according to Executive Order N-43-20 signed by Governor Newsom, he was permitted by law to provide service to California patients for Rex MD.

In fact, regarding the points raised by Culper Research about doctors operating outside of their licensed state(s), this short-seller ignores that federal and state regulations changed to encourage telehealth in response to the COVID-19 pandemic. Forty-one states and three territories provided greater flexibility to physicians providing virtual care so that they could treat patients outside of states where they were licensed and shoulder the increased burden on the American healthcare system. More information concerning states waiving licensure requirements due to Covid-19 can be found on the Federation of State Medical Boards (FSMB) here.

The LifeMD digital health platform, formerly known as VeritasMD, is the Company’s proprietary technology stack that underpins our brands’ customer journeys.

Contrary to Culper Research’s misstatements, the LifeMD digital platform is one of the most important aspects of our technology stack. Everything we disclosed about our LifeMD digital health platform, formerly known as VeritasMD, is accurate. It drives the full lifecycle of patient engagement, extending from patient medical intake and queries to doctor engagement, pharmacy services, billing, and shipping.

Since exclusively licensing the initial codebase in May 2020 that ultimately led to our fully developed telehealth platform, we have continued to develop its capabilities, ensuring that it is able to provide the infrastructure for our rapidly growing and complex telehealth business. The LifeMD team works tirelessly on this technology platform. We are proud of its capabilities and scalability, which we believe will allow us to continue to further improve the quality of care that we currently provide.

Our Relationship with BV Global

In 2017, during a nascent stage of then Conversion Labs (now LifeMD), we realized we had many inefficiencies in our shipping and fulfillment logistics, which negatively impacted our delivery times and customer experience. We turned to Justin’s father, Brian Schreiber, who served as our consultant based on his experience in operations management and logistics. After months of collective frustration with our third-party logistics provider (shipping), Justin’s father offered to take over this component of our business.

This resulted in meaningful improvements in operations, deliverability, and a marked reduction in shipping costs and delivery time. Moreover, the rates we paid and still pay to BV Global, are in fact, lower than what many third party logistics providers would charge for comparable service. In addition to fulfillment services, Brian has assisted with managing various aspects of our supply chain and logistics infrastructure for the past several years, at no cost to the company. Regarding the “direct costs” mentioned in the short-seller’s note, as with all other third-party logistics providers, shipping costs are covered by the Company selling their product(s). We also note that our relationship with BV Global, prominently disclosed in all of the company’s filings, has never been flagged or mentioned as an issue in any audit or due diligence by institutions that have invested into LifeMD.

Our Marketing Performance - Amateur Analysis vs. Our Actual Results

Culper Research’s SimilarWeb “analysis” represents a juvenile attempt to comprehend the intricacies of direct-to-consumer marketing. To understand the Company’s performance, nothing speaks louder than actual, hard numbers. The numbers the unnamed Culper Research author misstates as “fact” do not reflect the actual performance of LifeMD. We ask our shareholders to stay tuned for our preliminary Q1 2021 figures, which we plan to release early next week.

Promotions notwithstanding, we do not pay or provide free products for positive reviews.

LifeMD does not pay for positive customer reviews. We don’t need to; the strong growth in the Company’s subscription telemedicine brands is a clear indicator of patient satisfaction and significant organic revenue potential. We maintain honest, responsive and transparent selling and cancellation policies. We remain readily accessible to all of our patients in a timely fashion by email or phone. In fact, our customer support line has an average hold time of roughly three minutes.

Stefan Galluppi left Redwood more than two and a half years before that company’s issues with the Federal Trade Commission (FTC). Justin Schreiber held a strictly passive investment with a non-controlling interest in the business.

Six years ago, Justin made an unfortunate investment in Redwood that he lost in its entirety. However, he regularly brings up Redwood when introducing the LifeMD story to new investors because it was how he met Stefan, the co-founder of LifeMD and partner in building the great company that they have today.

Stefan served as Redwood’s CTO, but he held no equity in the company and tendered his resignation in March of 2016, departing more than two and a half years prior to the FTC issues faced by Redwood. Moreover, Stefan’s name does not appear in a single case or proceeding involving Redwood. Stefan’s removal of Redwood references occurred in our 2017 yearly filing, before Redwood was even approached by the FTC. Other than Stefan’s short-term involvement as Redwood’s CTO, no current or former member of our management team had a management role or significant equity ownership in Redwood at any time.

In Closing

We want to thank the investment community; the outpouring of support has been nothing but inspirational. Since founding LifeMD, the Company has scaled at an incredible pace, growing rapidly to over 140 employees. We have accomplished this milestone in just a few years, achieving step changes across the Company’s corporate and development lifecycle.

In our most recent disclosure, we highlighted that full year revenues grew nearly 200% and we have surpassed 300,000 customers nationwide ― a testament to LifeMD’s disruption of the healthcare industry. LifeMD’s rapid growth is a clear and strong signal that the rising paradigm shift in patient point-of-care towards telehealth services is a long-term trend.

As a premier direct-to-patient telehealth company, we believe that we can build a smarter, more cost-effective, convenient way of accessing healthcare. We are actively challenging the conventions of healthcare and winning new patients in the process.

It has been an amazing journey; the Company’s rapid revenue growth has been completely organic, generated from brand launches like RexMD, ShapiroMD and most recently NavaMD. We are excited to bring to market more new brands, including a concierge medicine service, under the LifeMD brand.

We believe our success is also a direct result of the trust and service integrity we have built along the way. It begins with our network of fully licensed and monitored physicians and extends to our proprietary LifeMD technology platform. Our satisfaction ratings can be reviewed across numerous consumer advocate websites, including Trust Pilot, Amazon, and Site Jabber, where ShapiroMD has accumulated an extraordinary 28,000 reviews with an average of 4.5 out of 5 stars. We want to thank our employees and supporters for helping us build an amazing company and look forward to providing regular market updates in the future.

Sincerely,

Justin Schreiber, Chairman and CEO	Stefan Galluppi, CTO

For more information about the Company, please view its disclosure documents as filed with the Securities and Exchange Commission. These filings are available online at www.sec.gov or in the Investors section of the Company’s website at www.LifeMD.com.

About LifeMD

LifeMD, Inc. is a leading telehealth company that is transforming the healthcare landscape with direct-to-patient product and service offerings. LifeMD’s telemedicine platform enables virtual access to affordable and convenient medical treatment from licensed providers and, when appropriate, prescription medications and over-the-counter products delivered directly to the patient’s home. To learn more, go to LifeMD.com.

Cautionary Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects—both business and financial. While we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to LifeMD, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.